Exhibit 10.1

Amendment No. 1 to the Team, Inc.

Corporate Executive Officer Compensation and Benefits Continuation Policy

THIS AMENDMENT NO. 1 to the Team, Inc. Corporate Executive Officer Compensation and Benefits Continuation Policy as amended and restated February 9, 2022 (the “Policy”) is approved by the Board of Directors of Team, Inc., a corporation organized under the laws of Delaware (the “Company”), effective as of July 7, 2026.

WHEREAS, the Company previously established the Policy; and

WHEREAS, the Company now desires to amend the Policy to reduce the benefits payable for a Separation from Service or a Termination of Employment related to a Change in Control, as those terms are defined in the Policy.

NOW, THEREFORE, the Policy is hereby amended, as follows:

All references in Section III of the Policy to time periods of longer than 24 months for supplemental salary payments or supplemental compensation are hereby replaced with a time period of 24 months.

The supplemental compensation payment related to forgone annual incentive or bonus will be calculated as follows: Based on the period of months upon which an Employee’s supplemental salary payment is determined under this Section III, the Employee shall receive a supplemental compensation payment computed using the higher of the most recent year’s actual bonus paid or the average bonus paid for the last two years (e.g., for Category II Employee whose “higher of” bonus as so calculated is $100,000, a supplemental compensation payment equal to $200,000, or $100,000 multiplied by two). In the event an Employee has not yet received an annual bonus, such supplemental compensation payment will be calculated based on the Employee’s target bonus. This supplemental compensation payment shall be made in a single sum payment on the same date that the Employee’s supplemental salary payment is required to be paid under this Section III. This supplemental compensation payment shall be in addition to any other incentive or bonus compensation earned, but not yet paid, prior to the Change in Control.

Except as hereby modified, the Policy shall remain in full force and effect.